Exhibit 5.2
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
May 21, 2009
Steelcase Inc.
901 44th Street SE
Grand Rapids, Michigan 49508

Re:	Steelcase Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Steelcase Inc., a Michigan corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of up to $400,000,000: (a) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each of which may be issued in one or more series; (b) shares of Class A common stock (the “Common Shares”); (c) shares of preferred stock (the “Preferred Shares”), to be issued in one or more series; (d) warrants to purchase Debt Securities, Common Shares or Preferred Shares; (e) stock purchase contracts (the “Stock Purchase Contracts”), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Common Shares or Preferred Shares at a future date or dates; (f) stock purchase units (the “Stock Purchase Units”) each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Shares or debt obligations of third parties, including United States treasury obligations, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing a holder’s obligation to purchase Common Shares or Preferred Shares under the Stock Purchase Contracts; and (g) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement. Any Senior Debt Securities are to be issued pursuant to the Senior Indenture, dated as of August 7, 2006, by and among the Company and J.P. Morgan Trust Company, National Association, as Trustee, which is incorporated by reference as an exhibit to the Registration Statement (the “Senior Indenture”).

Steelcase Inc.
May 21, 2009

Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and a trustee to be named therein, a form of which is incorporated by reference into the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).
     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Senior Indenture; and (3) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates and receipts of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. We have also assumed that the Company will continue to be validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the State of Michigan and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by each of the Indentures and the Registration Statement. We have also assumed that the Subordinated Indenture will be executed and delivered in substantially the form reviewed by us. We have also assumed that the choice of New York law to govern each of the Indentures is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
     Our opinion set forth in paragraph 2 below is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect

Steelcase Inc.
May 21, 2009

of any such non-Opined on Law on the opinions herein stated. The opinion set forth in paragraph 1 below is made solely in reliance upon the opinion of Liesl A. Maloney, Senior Corporate Counsel and Assistant Secretary for the Company, dated the date hereof and which is filed as Exhibit 5.1 to the Registration Statement, and the opinion set forth in paragraph 1 below is subject to the assumptions and qualifications contained in such other opinion. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Michigan.
     2. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the appropriate Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (4) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (5) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or the articles of incorporation or by-laws of the Company or any of its subsidiaries, or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; and (6) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may

Steelcase Inc.
May 21, 2009

limit the rights of the parties to obtain further remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.
     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of either of the Indentures and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, its subsidiaries or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended February 27, 2009. In addition, we do not express any opinion as to whether the execution or delivery by the Company of either of the Indentures or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision contained therein with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP